EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        FOR THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)

(Dollars in millions)

                                                               2001        2000
                                                               ----        ----

Income before income taxes (1)                                $2,496      $2,161

Add: Fixed charges, excluding
   capitalized interest                                          475         452
                                                              ------      ------

Income as adjusted before income taxes                        $2,971      $2,613
                                                              ======      ======

Fixed charges:
   Interest expense                                           $  361      $  342
   Capitalized interest                                            7           7
   Portion of rental expense representative of
     interest                                                    114         110
                                                              ------      ------

Total fixed charges                                           $  482      $  459
                                                              ======      ======
Preferred stock dividends (2)                                      7           7
                                                              ------      ------

Combined fixed charges and preferred stock
   dividends                                                  $  489      $  466
                                                              ======      ======

Ratio of net income to fixed charges                            6.16        5.69

Ratio of net income to combined fixed charges
and preferred stock dividends                                   6.08        5.61

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $5 million for the first three months of 2001 and 2000, or $7 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the three months ended March 31, 2001 and 2000.

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                Hardware Segments
                                      ---------------------------------------

                                                  Personal and
                                                    Printing    Enterprise    Global               Global      Enterprise    Total
(Dollars in millions)               Technology      Systems       Systems    Services   Software  Financing   Investments  Segments
                                    ----------      -------       -------    --------   -------    -------      -------     -------
Quarter Ended March 31, 2001:

External revenue                      $ 2,317       $ 3,176       $ 3,136     $ 8,471    $2,918       $834         $253     $21,105
Internal revenue                          549            18           167         589       214        226            1       1,764
                                      -------       -------       -------     -------   -------    -------      -------     -------
Total revenue                         $ 2,866       $ 3,194       $ 3,303     $ 9,060    $3,132     $1,060         $254     $22,869
                                      =======       =======       =======     =======   =======    =======      =======     =======
Pre-tax income (loss)                 $   131       $   (58)      $   391     $ 1,068      $586       $273        $(140)     $2,251
                                      =======       =======       =======     =======   =======    =======      =======     =======

Revenue year-to-year change              22.3%          2.0%          6.2%       11.2%      1.0%       2.5%       (25.7)%       7.8%
Pre-tax income year-to-year change         nm          35.6%          6.0%        7.0%      0.9%      (5.2)%     (225.6)%       6.9%
Pre-tax income margin                     4.6%         (1.8)%        11.8%       11.8%     18.7%      25.8%       (55.1)%       9.8%

Quarter Ended March 31, 2000*:

External revenue                      $ 1,553       $ 3,120       $ 2,944     $ 7,552    $2,927       $828         $341     $19,265
Internal  revenue                         791            10           165         595       175        206            1       1,943
                                      -------       -------       -------     -------   -------    -------      -------     -------
Total revenue                         $ 2,344       $ 3,130       $ 3,109     $ 8,147    $3,102     $1,034         $342     $21,208
                                      =======       =======       =======     =======   =======    =======      =======     =======
Pre-tax income (loss)                 $     2       $   (90)      $   369     $   998      $581       $288         $(43)     $2,105
                                      =======       =======       =======     =======   =======    =======      =======     =======

Pre-tax income margin                     0.1%         (2.9)%        11.9%       12.2%     18.7%      27.9%       (12.6)%       9.9%

nm - not meaningful
* Reclassified to conform with 2001 presentation.

Reconciliations to IBM as Reported:

                                             Quarter Ended        Quarter Ended
(Dollars in millions)                        March 31, 2001      March 31, 2000
                                             --------------      --------------
Revenue:
Total reportable segments                       $ 22,869            $ 21,208
Eliminations/other                                (1,825)             (1,860)
                                                --------            --------
  Total IBM Consolidated                        $ 21,044            $ 19,348
                                                ========            ========

Pretax income:
Total reportable segments                       $  2,251            $  2,105
Eliminations/other                                   238                  65
                                                --------            --------
  Total IBM Consolidated                        $  2,489            $  2,170
                                                ========            ========


                                   -26- & -27-

                                                  SEGMENT INFORMATION
                                                    PRE-TAX INCOME
                                           EFFECT OF ORGANIZATIONAL CHANGES

                                             Quarter Ended March 31, 2000
                                     ------------------------------------------
                                     Previously
                                      Reported
                                      Pre-tax         Organization      Pre-tax
(Dollars in millions)                 Income            Changes          Income
                                      ------            -------          ------

Technology                            $    20          $   (18)         $     2
Personal and
  Printing Systems                       (178)              88              (90)
Enterprise Systems                        439              (70)             369
Global Services                           998               --              998
Software                                  581               --              581
Global Financing                          288               --              288
Enterprise Investments                    (43)              --              (43)
                                      -----------------------------------------

Total Segments                        $ 2,105          $    --          $ 2,105
                                      =======          =======          =======


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